Exhibit 99.1
Entergy
639 Loyola Avenue
New Orleans, LA 70113
News
Release

Date:	August 4, 2021

For Release:	Immediately

Contact:	Neal Kirby (Media) (504) 576-4238 nkirby@entergy.com	Bill Abler (Investor Relations) (504) 576-3097 wabler@entergy.com

Entergy Reports Second Quarter Earnings
Company affirms guidance and financial outlooks, expects results in top half of ranges

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported a second quarter 2021 loss per share of (3) cents on an as-reported basis and earnings per share of $1.34 on an adjusted basis (non-GAAP). The as-reported loss included an impairment of $340 million ($268 million net-of-tax) resulting from the sale of Indian Point Energy Center.

“We executed on key deliverables and achieved solid second quarter results,” said Entergy Chairman and Chief Executive Officer Leo Denault. “Our multi-year efforts to de-risk our business, as recently recognized by Moody’s, have unlocked greater financial flexibility, which helps us manage risks and lower our equity needs. As a result, we expect to achieve results in the upper half of guidance and outlook ranges. Our underlying growth outlook is driven by investments that will improve customer outcomes, including those that will provide clean, sustainable energy.”

Business highlights included the following:
•The Arkansas Public Service Commission approved Entergy Arkansas’ Walnut Bend Solar project.
•Entergy Texas began the process to seek approval to construct hydrogen-capable Orange County Advanced Power Station.
•The Mississippi Public Service Commission approved Entergy Mississippi’s annual FRP filing.

•Entergy Arkansas, Entergy Louisiana, and Entergy New Orleans each submitted their annual FRP filings.
•Entergy New Orleans’ Green Power Option achieved Green-e® Energy Certification by the Center for Resource Solutions.
•Entergy completed the sale of Indian Point.
•EEI announced Entergy Corporation as a recipient of three EEI emergency response awards.
•For the sixth consecutive year, Entergy was named to The Civic 50, a Points of Light initiative honoring the 50 most community-minded companies in the U.S.

.

Table of Contents Page
News Release 1
Appendices 7
A: Consolidated Results and Adjustments 8
B: Earnings Variance Analysis 11
C: Utility Financial and Operating Measures 13
D: EWC Financial and Operating Measures 14
E: Consolidated Financial Measures 15
F: Definitions and Abbreviations and Acronyms 16
G: Other GAAP to Non-GAAP Reconciliations 19
Financial Statements 22

Consolidated Earnings (GAAP and Non-GAAP Measures)
Second Quarter and Year-to-Date 2021 vs. 2020 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Second Quarter			Year-to-Date
	2021	2020	Change	2021	2020	Change
(After-tax, $ in millions)
As-reported earnings	(6)	361	(367)	329	479	(151)
Less adjustments	(275)	85	(360)	(238)	(26)	(211)
Adjusted earnings (non-GAAP)	269	276	(7)	566	506	61
Estimated weather in billed sales	(19)	(4)	(15)	5	(54)	59

(After-tax, per share in $)
As-reported earnings	(0.03)	1.79	(1.82)	1.63	2.39	(0.76)
Less adjustments	(1.37)	0.42	(1.79)	(1.18)	(0.13)	(1.05)
Adjusted earnings (non-GAAP)	1.34	1.37	(0.03)	2.81	2.52	0.29
Estimated weather in billed sales	(0.09)	(0.02)	(0.07)	0.02	(0.27)	0.29

Calculations may differ due to rounding

Consolidated Results

For second quarter 2021, the company reported a loss of $(6 million), or (3) cents per share, on an as-reported basis, and earnings of $269 million, or $1.34 per share, on an adjusted basis. This compared to second quarter 2020 earnings of $361 million, or $1.79 per share, on an as-reported basis, and earnings of $276 million, or $1.37 per share, on an adjusted basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of quarterly and year-to-date variances by business is provided in Appendix B.

Business Segment Results

Utility

For second quarter 2021, the Utility business reported earnings attributable to Entergy Corporation of $326 million, or $1.62 per share, on both an as-reported and an adjusted basis. This compared to second quarter 2020 earnings of $345 million, or $1.71 per share, on both an as-reported and an adjusted basis. Drivers for the quarter included:
•higher other O&M primarily due to higher non-nuclear generation and nuclear expenses, higher distribution spending, as well as higher benefits costs; and
•higher depreciation expense.

These drivers were partially offset by:
•higher retail sales from volume, including recovery from COVID-19; and
•the net effect of regulatory actions across the operating companies.

Appendix C contains additional details on Utility financial and operating measures.

Parent & Other

For second quarter 2021, Parent & Other reported a loss attributable to Entergy Corporation of $(57 million), or (28) cents per share, on both an as-reported and an adjusted basis. This compared to a second quarter 2020 loss of $(69 million), or (34) cents per share, on both an as-reported and an adjusted basis. The primary driver was an income tax item recorded in second quarter 2021 related to the reversal of a valuation allowance for interest deductibility.

Entergy Wholesale Commodities

For second quarter 2021, EWC reported a loss attributable to Entergy Corporation of $(275 million), or $(1.37) per share, on an as-reported basis. This compared to second quarter 2020 earnings attributable to Entergy Corporation of $85 million, or 42 cents per share, on an as-reported basis. Drivers for the quarter included:
•a loss of $340 million ($268 million net-of-tax) as a result of the sale of Indian Point;
•performance of decommissioning trust funds; and
•lower revenue primarily due to the shutdown of Indian Point 2 and Indian Point 3.

These drivers were partially offset by:
•lower operating expenses primarily due to the shutdown of Indian Point 2 and Indian Point 3; and
•lower decommissioning expense due to the sale of Indian Point.

Appendix D contains additional details on EWC financial and operating measures, including reconciliation for non-GAAP EWC adjusted EBITDA.

Earnings Per Share Guidance

Entergy affirmed its 2021 adjusted EPS guidance range of $5.80 to $6.10, and the company expects results to be in the upper half of the range. See webcast presentation for additional details.

The company has provided 2021 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. One such adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately $(1.10) in 2021. This estimate is subject to substantial uncertainty due to, among other things, the potential effects of exiting the EWC business.

Earnings Teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, August 4, 2021, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 9088373, no more than 15 minutes prior to the start of the call. The webcast presentation is also posted to Entergy’s website concurrent with this news release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through August 11, 2021, by dialing 855-859-2056, conference ID 9088373.

Entergy Corporation is an integrated energy company engaged in electric power production, transmission and retail distribution operations. Entergy delivers electricity to nearly 3 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy owns and operates one of the cleanest large-scale U.S. power generating fleets with approximately 30,000 megawatts of electric generating capacity, including 7,000 megawatts of nuclear power. Headquartered in New Orleans, Louisiana, Entergy has annual revenues of $10 billion and approximately 12,500 employees.

Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.

Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.

Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and Other Information, which provides investors with key updates of certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.
Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s decision to exit the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.

Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROE, excluding affiliate preferred; adjusted ROIC; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility, and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. In addition, other financial measures including net income (or earnings) adjusted for preferred dividends and tax-effected interest expense and FFO are included on both an adjusted and an as-reported basis. In each case, the metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) exclude the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2021 earnings guidance; its current financial and operational outlooks; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (i) the effects of changes in commodity markets, capital markets, or economic conditions; (j) impacts from a terrorist attack, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; (k) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (l) the effects of technological change, including the costs, pace of development and commercialization of new and emerging technologies.
###

Second Quarter 2021 Earnings Release Appendices and Financial Statements

Appendices
A: Consolidated Results and Adjustments
B: Earnings Variance Analysis
C: Utility Financial and Operating Measures
D: EWC Financial and Operating Measures
E: Consolidated Financial Measures
F: Definitions and Abbreviations and Acronyms
G: Other GAAP to Non-GAAP Reconciliations

Financial Statements
Consolidating Balance Sheets
Consolidating Income Statements
Consolidated Cash Flow Statements

A: Consolidated Results and Adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Second Quarter and Year-to-Date 2021 vs. 2020 (See Appendix A-3 and Appendix A-4 for details on adjustments)
	Second Quarter			Year-to-Date
	2021	2020	Change	2021	2020	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	326	345	(19)	682	665	18
Parent & Other	(57)	(69)	12	(116)	(159)	43
EWC	(275)	85	(360)	(238)	(26)	(211)
Consolidated	(6)	361	(367)	329	479	(151)

Less adjustments
Utility	-	-	-	-	-	-
Parent & Other	-	-	-	-	-	-
EWC	(275)	85	(360)	(238)	(26)	(211)
Consolidated	(275)	85	(360)	(238)	(26)	(211)

Adjusted earnings (loss) (non-GAAP)
Utility	326	345	(19)	682	665	18
Parent & Other	(57)	(69)	12	(116)	(159)	43
EWC	-	-	-	-	-	-
Consolidated	269	276	(7)	566	506	61
Estimated weather in billed sales	(19)	(4)	(15)	5	(54)	59

Diluted average number of common shares outstanding (in millions)	201	201		201	201

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	1.62	1.71	(0.09)	3.39	3.31	0.08
Parent & Other	(0.28)	(0.34)	0.06	(0.58)	(0.79)	0.21
EWC	(1.37)	0.42	(1.79)	(1.18)	(0.13)	(1.05)
Consolidated	(0.03)	1.79	(1.82)	1.63	2.39	(0.76)

Less adjustments
Utility	-	-	-	-	-	-
Parent & Other	-	-	-	-	-	-
EWC	(1.37)	0.42	(1.79)	(1.18)	(0.13)	(1.05)
Consolidated	(1.37)	0.42	(1.79)	(1.18)	(0.13)	(1.05)

Adjusted earnings (loss) (non-GAAP)
Utility	1.62	1.71	(0.09)	3.39	3.31	0.08
Parent & Other	(0.28)	(0.34)	0.06	(0.58)	(0.79)	0.21
EWC	-	-	-	-	-	-
Consolidated	1.34	1.37	(0.03)	2.81	2.52	0.29
Estimated weather in billed sales	(0.09)	(0.02)	(0.07)	0.02	(0.27)	0.29

Calculations may differ due to rounding

a.Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 provides a comparative summary of OCF, by business.

Appendix A-2: Consolidated Operating Cash Flow
Second Quarter and Year-to-Date 2021 vs. 2020
($ in millions)
	Second Quarter			Year-to-Date
	2021	2020	Change	2021	2020	Change
Utility	1,014	792	222	937	1,395	(458)
Parent & Other	(64)	(64)	(1)	(86)	(144)	59
EWC	(154)	60	(214)	(105)	198	(302)
Consolidated	796	789	7	747	1,448	(702)

Calculations may differ due to rounding

OCF increased quarter-over-quarter due primarily to higher collections from Utility customers. This was largely offset by the timing of fuel and purchased power cost recovery, primarily related to increased fuel costs; higher severance and retention payouts at EWC; payments related to storm restoration (non-capital portion); and lower DOE proceeds. Intercompany income tax payments contributed to the line of business variances but were immaterial at the consolidated level.

Appendix A-3 and Appendix A-4 list adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-3: Adjustments by Driver (shown as positive/(negative) impact on earnings or EPS)
Second Quarter and Year-to-Date 2021 vs. 2020
	Second Quarter			Year-to-Date
	2021	2020	Change	2021	2020	Change

(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
EWC
Income before income taxes	(346)	110	(455)	(293)	(31)	(261)
Income taxes	72	(24)	96	56	6	50
Preferred dividend requirements	(1)	(1)	-	(1)	(1)	-
Total EWC	(275)	85	(360)	(238)	(26)	(211)

Total adjustments	(275)	85	(360)	(238)	(26)	(211)

(After-tax, per share in $) (b)
EWC
Total EWC	(1.37)	0.42	(1.79)	(1.18)	(0.13)	(1.05)

Total adjustments	(1.37)	0.42	(1.79)	(1.18)	(0.13)	(1.05)

Calculations may differ due to rounding
b.Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix A-4: Adjustments by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Second Quarter and Year-to-Date 2021 vs. 2020
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	Second Quarter			Year-to-Date
	2021	2020	Change	2021	2020	Change
EWC
Operating revenues	149	200	(51)	397	532	(135)
Fuel and fuel-related expenses	(17)	(17)	-	(39)	(37)	(1)
Purchased power	(18)	(10)	(8)	(36)	(21)	(15)
Nuclear refueling outage expense	(11)	(12)	1	(22)	(24)	2
Other O&M	(83)	(140)	57	(182)	(271)	89
Asset write-off and impairments	(342)	(7)	(335)	(345)	(12)	(333)
Decommissioning expense	(40)	(51)	12	(93)	(102)	9
Taxes other than income taxes	(6)	(14)	8	(12)	(34)	22
Depreciation/amortization exp.	(14)	(25)	11	(27)	(60)	33
Other income (deductions)–other	41	194	(153)	75	10	65
Interest exp. and other charges	(4)	(7)	3	(8)	(12)	4
Income taxes	72	(24)	96	56	6	50
Preferred dividend requirements	(1)	(1)	-	(1)	(1)	-
Total EWC	(275)	85	(360)	(238)	(26)	(211)

Total adjustments	(275)	85	(360)	(238)	(26)	(211)

Calculations may differ due to rounding

B: Earnings Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2021 versus 2020 as-reported and adjusted earnings variance analysis for Utility, Parent & Other, and EWC.

Appendix B-1: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Second Quarter 2021 vs. 2020
(After-tax, per share in $)
	Utility			Parent & Other		EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted	As- Reported		As- Reported	Adjusted
2020 earnings (loss)	1.71	1.71		(0.34)	(0.34)	0.42		1.79	1.37
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)–net	0.64	0.64	(e)	-	-	(0.23)	(f)	0.41	0.64
Nuclear refueling outage expense	-	-		-	-	-		-	-
Other O&M	(0.38)	(0.38)	(g)	-	-	0.23	(h)	(0.15)	(0.38)
Asset write-offs and impairments	-	-		-	-	(1.32)	(i)	(1.32)	-
Decommissioning expense	(0.01)	(0.01)		-	-	0.05	(j)	0.04	(0.01)
Taxes other than income taxes	(0.02)	(0.02)		-	-	0.03		0.01	(0.02)
Depreciation/amortization exp.	(0.10)	(0.10)	(k)	-	-	0.04		(0.06)	(0.10)
Other income (deductions)–other	(0.17)	(0.17)	(l)	0.02	0.02	(0.60)	(m)	(0.75)	(0.15)
Interest exp. and other charges	(0.04)	(0.04)		(0.01)	(0.01)	0.01		(0.04)	(0.05)

Income taxes–other	(0.01)	(0.01)	0.05	0.05	(n)	-	0.04	0.04
Preferred dividend requirements	-	-	-	-		-	-	-
Share effect	-	-	-	-		-	-	-
2021 earnings (loss)	1.62	1.62	(0.28)	(0.28)		(1.37)	(0.03)	1.34

h

Appendix B-2: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Year-to-date 2021 vs. 2020
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted		As- Reported		As- Reported	Adjusted
2020 earnings (loss)	3.31	3.31		(0.79)	(0.79)		(0.13)		2.39	2.52
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)–net	1.43	1.43	(e)	-	-		(0.60)	(f)	0.83	1.43
Nuclear refueling outage expense	0.02	0.02		-	-		0.01		0.03	0.02
Other O&M	(0.52)	(0.52)	(g)	-	-		0.35	(h)	(0.17)	(0.52)
Asset write-offs and impairments	-	-		-	-		(1.31)	(i)	(1.31)	-
Decommissioning expense	(0.02)	(0.02)		-	-		0.03		0.01	(0.02)
Taxes other than income taxes	(0.02)	(0.02)		-	-		0.09	(o)	0.07	(0.02)
Depreciation/amortization exp.	(0.24)	(0.24)	(k)	-	-		0.13	(p)	(0.11)	(0.24)
Other income (deductions)–other	(0.06)	(0.06)	(l)	0.04	0.04		0.26	(m)	0.24	(0.02)
Interest exp. and other charges	(0.09)	(0.09)	(q)	0.01	0.01		0.01		(0.07)	(0.08)
Income taxes–other	(0.42)	(0.42)	(r)	0.16	0.16	(n)	(0.02)		(0.28)	(0.26)
Preferred dividend requirements	-	-		-	-		-		-	-
Share effect	-	-		-	-		-		-	-
2021 earnings (loss)	3.39	3.39		(0.58)	(0.58)		(1.18)		1.63	2.81

Calculations may differ due to rounding

c.Utility operating revenue / regulatory charges and Utility income taxes–other exclude $14 million in second quarter 2021 and $15 million in second quarter 2020 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings). On a year-to-date basis, Utility operating revenue / regulatory charges and Utility income taxes–other exclude $54 million in 2021 and $45 million in 2020 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings).
d.EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes–other represents income tax differences other than the tax effect of individual line items.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits) variance analysis 2021 vs. 2020 ($ EPS)
	2Q	YTD
Volume/weather	0.04	0.40
Retail electric price	0.20	0.48
Reg. provision for E-AR FRP	-	0.16
Reg. liability for tax sharing	-	0.10
Reg. credit for E-MS	0.07	0.07
MSS-4 ROE reserve adjustment	0.05	0.05
Other, including reg. credit for decommissioning items and Grand Gulf recovery	0.28	0.17
Total	0.64	1.43

e.The second quarter and year-to-date earnings increases were driven by higher volume/weather, including recovery from COVID-19; E-LA’s FRP; E-TX’s GCRR, TCRF and DCRF; E-NO NOPS recovery; and E-MS’s FRP. The variance also reflected a regulatory credit for E-MS, primarily for its 2020 lookback evaluation, a reserve adjustment for the FERC MSS-4 ROE decision, higher Grand Gulf revenue due primarily to improved capacity factors (earnings neutral), as well as regulatory credits for the difference between decommissioning expenses and decommissioning trust earnings plus decommissioning costs collected in revenue (largely earnings neutral, offset in Utility other income (deductions)–other). The year-to-date variance also reflected recovery of the Lake Charles Power Station, the reversal of a regulatory provision for E-AR’s 2019 netting adjustment (which was subsequently adjusted), and a first quarter 2020 regulatory liability for tax sharing with E-LA customers (partially offsets the Hurricane Isaac Act 55 income tax item discussed in footnote r).
f.The second quarter and year-to-date earnings decreases were due largely to lower revenues from the shutdown of Indian Point 2 in April 2020 and Indian Point 3 in April 2021.
g.The second quarter and year-to-date earnings decreases from higher Utility other O&M were due primarily to higher non-nuclear generation expenses related to timing and scope of outages and new plants placed in service, higher nuclear generation expenses; higher distribution expenses, including higher reliability and vegetation costs; higher benefits costs, primarily health claims activity; and the impact of DOE awards recorded in second quarter 2020. Higher information technology costs as well as higher contract costs related to new customer initiatives also contributed. The year-to-date decrease also reflects lower nuclear insurance refunds.
h.The second quarter and year-to-date earnings increases from lower EWC other O&M were due largely to the shutdown of Indian Point 2 in April 2020 and Indian Point 3 in April 2021, as well as lower severance and retention expenses.
i.The second quarter and year-to-date earnings decreases from higher EWC asset write-offs and impairments were due primarily to a $340 million ($268 million net-of-tax) loss which resulted from the sale of Indian Point in May 2021.
j.The second quarter earnings increase from lower EWC decommissioning expense was due to the sale of Indian Point in May 2021.
k.The second quarter and year-to-date earnings decreases from higher Utility depreciation expense were due primarily to higher plant in service, including MCPS. The year-to-date decrease also reflected LCPS.
l.The second quarter and year-to-date earnings decreases from lower Utility other income (deductions)–other were due largely to changes in decommissioning trust fund returns (based on regulatory treatment, decommissioning-related variances are largely earnings neutral), as well as lower AFUDC as a result of higher construction work in progress in 2020.
m.The second quarter earnings decrease from lower EWC other income (deductions)–other and the year-to-date earnings increase from higher EWC other income (deductions)–other were due largely to the performance of nuclear decommissioning trust fund investments. The transfer of investments in May 2021 as part of the sale of Indian Point also contributed to the variances.
n.The second quarter earnings increase from Parent & Other income taxes–other reflected a reversal of a $9 million valuation allowance related to the interest expense limitation. The year-to-date increase also reflected $23 million of income tax expense recorded in first quarter 2020 as a result of the IRS settlement related to the Hurricane Isaac Act 55 financing (discussed in footnote r).
o.The year-to-date earnings increase from lower EWC taxes other than income taxes was due primarily to the shutdown of Indian Point 2 in April 2020 and Indian Point 3 in April 2021.
p.The year-to-date earnings increase from lower EWC depreciation expense was due primarily to the shutdown of Indian Point 2 in April 2020 and Indian Point 3 in April 2021.
q.The year-to-date earnings decrease from higher Utility interest expense was due primarily to higher debt balances at E-LA and E-MS.
r.The year-to-date earnings decrease from Utility income taxes–other primarily relates to two first quarter 2020 items. First, a $55 million tax benefit was recorded in first quarter 2020 as a result of an IRS settlement related to Act 55 financing of Hurricane Isaac costs (partly offset by customer sharing, discussed in footnote e); and second, an annual tax accrual related to stock-based compensation resulted in a $22 million income tax benefit in first quarter 2020.

C: Utility Financial and Operating Measures
Appendix C provides comparative summaries of Utility operating and financial measures.

Appendix C: Utility Operating and Financial Measures
Second Quarter and Year-to-Date 2021 vs. 2020
	Second Quarter				Year-to-Date
	2021	2020	% Change	% Weather Adjusted (s)	2021	2020	% Change	% Weather Adjusted (s)
GWh billed
Residential	7,361	7,759	(5.1)	(2.9)	16,961	15,885	6.8	(0.2)
Commercial	6,370	6,070	4.9	6.4	12,504	12,315	1.5	1.0
Governmental	602	570	5.6	6.9	1,181	1,165	1.4	2.4
Industrial	12,690	11,847	7.1	7.1	24,148	23,662	2.1	2.1
Total retail sales	27,023	26,246	3.0	4.0	54,794	53,027	3.3	1.1
Wholesale	4,716	3,111	51.6		9,016	6,228	44.8
Total sales	31,739	29,357	8.1		63,810	59,255	7.7

Number of electric retail customers
Residential					2,542,264	2,517,718	1.0
Commercial					362,681	362,812	(0.0)
Governmental					17,867	17,940	(0.4)
Industrial					43,282	42,033	3.0
Total retail customers					2,966,094	2,940,503	0.9

Other O&M and refueling outage expense per MWh	$22.81	$21.19	7.6		$21.29	$20.69	2.9

Calculations may differ due to rounding
s.The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

On a weather-adjusted basis billed retail sales increased 4.0 percent driven by reduced impacts from COVID-19. Residential billed sales decreased (2.9) percent and commercial billed sales increased 6.4 percent. Industrial billed sales volume increased 7.1 percent reflecting continued growth from new/expansion customers, higher sales to cogeneration customers, and higher sales to existing large and small customers partially due to reduced COVID-19 impacts and economic recovery.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2021 vs. 2020
($ in millions)	Second Quarter			Year-to-Date
	2021	2020	Change	2021	2020	Change
Net income (loss)	(275)	85	(360)	(237)	(25)	(211)
Add back: interest expense	4	7	(3)	8	12	(4)
Add back: income taxes	(72)	24	(96)	(56)	(6)	(50)
Add back: depreciation and amortization	14	25	(11)	27	60	(33)
Subtract: interest and investment income	50	207	(157)	97	35	63
Add back: decommissioning expense	40	51	(12)	93	102	(9)
Adjusted EBITDA (non-GAAP)	(338)	(15)	(323)	(262)	108	(370)

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
Second Quarter and Year-to-Date 2021 vs. 2020
	Second Quarter			Year-to-Date
	2021	2020	% Change	2021	2020	% Change
Owned capacity (MW) (t)	1,205	2,246	(46.3)	1,205	2,246	(46.3)
GWh billed	2,687	4,958	(45.8)	7,099	11,714	(39.4)

EWC Nuclear Fleet
Capacity factor	94%	96%	(2.1)	97%	98%	(0.6)
GWh billed	2,356	4,580	(48.5)	6,344	10,839	(41.5)
Production cost per MWh	$27.51	$19.45	41.4	$21.82	$17.13	27.4
Average energy/capacity revenue per MWh	$48.89	$37.55	30.2	$50.87	$43.84	16.0

Calculations may differ due to rounding
t.2021 is lower due to the shutdown of IP3 (1,041MW) on April 30, 2021.

See the appendix in the webcast presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
Second Quarter 2021 vs. 2020 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending June 30	2021	2020	Change
GAAP Measures
As-reported ROIC	5.4%	5.9%	(0.5%)
As-reported ROE	11.6%	12.2%	(0.6%)

Non-GAAP Financial Measures
Adjusted ROIC	5.3%	5.6%	(0.3%)
Adjusted ROE	11.3%	11.4%	(0.1%)

As of June 30 ($ in millions, except where noted)	2021	2020	Change
GAAP Measures
Cash and cash equivalents	687	935	(249)
Available revolver capacity	4,125	4,110	16
Commercial paper	866	1,946	(1,080)
Total debt	25,435	21,493	3,942
Securitization debt	114	232	(118)
Debt to capital	69.5%	66.8%	2.7%
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	12	51	(39)
Total off-balance sheet liabilities	12	51	(39)

Storm escrow balances	72	373	(301)

Non-GAAP Financial Measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	69.4%	66.6%	2.8%
Net debt to net capital, excluding securitization debt	68.9%	65.6%	3.3%
Gross liquidity	4,812	5,045	(233)
Net liquidity	3,946	3,099	847
Net liquidity, including storm escrow balances	4,018	3,472	546
Parent debt to total debt, excluding securitization debt	22.4%	22.0%	0.4%
FFO to debt, excluding securitization debt	8.3%	14.6%	(6.3%)
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC	9.3%	16.0%	(6.7%)

Calculations may differ due to rounding

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility Financial and Operating Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of billed sales

EWC Financial and Operating Measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, income taxes, and depreciation and amortization, and excluding decommissioning expense
Average revenue per MWh on contracted volumes	Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades (revenue will fluctuate due to factors including positive or negative basis differentials and other risk management costs)
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh	Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including positive or negative basis differentials and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract (unit contingent)	Percent of planned generation output sold under unit-contingent contracts
Planned net MW in operation (average)	Average installed nuclear capacity to generate power and/or sell capacity, reflecting the shutdown of Palisades (May 31, 2022)
Planned TWh of generation	Amount of output expected to be generated by EWC nuclear resources considering plant operating characteristics, reflecting the shutdown of Palisades (May 31, 2022)
Production cost per MWh	Fuel and other O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)

Appendix F-1: Definitions (continued)
EWC Financial and Operating Measures (continued)
Unit contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corporation divided by avg. common equity
As-reported ROIC	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Debt of joint ventures – Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and finance leases on the balance sheet
Financial Measures – Non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corporation divided by average common equity
Adjusted ROIC	12-months rolling adjusted net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items
Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO	OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges
FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excluding securitization debt
FFO to debt, excl. securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC	12-months rolling FFO excluding return of unprotected excess ADIT and severance and retention payments associated with exit of EWC as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, incl. amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excl. securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC
AFUDC –
borrowed funds
AG
ALJ
AMI
ANO
APSC
ARO
bps
CCGT
CCN
CCNO
Choctaw
COD
CT
CWIP
DCRF
DOE
DSM
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA
EEI
ENP
EPS
ETR
EWC
FERC
FFO
FIN 48
FRP
GAAP
GCRR
Grand Gulf or GGNS
IIRR-G
Indian Point 2 or IP2
Indian Point 3 or IP3
IPEC or Indian Point

Accumulated deferred income taxes
Allowance for funds used during construction
Allowance for borrowed funds used during construction
Attorney General
Administrative law judge
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Basis points
Combined cycle gas turbine
Certificate of convenience and necessity
Council of the City of New Orleans
Choctaw County Generating Station (CCGT)
Commercial operation date
Simple cycle combustion turbine
Construction work in progress
Distribution cost recovery factor
U.S. Department of Energy
Demand side management
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, and depreciation and amortization
Edison Electric Institute
Entergy Nuclear Palisades, LLC
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”
Formula rate plan
U.S. generally accepted accounting principles
Generation Cost Recovery Rider
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Infrastructure investment recovery rider - gas
Indian Point Energy Center Unit 2 (nuclear) (shut down April 30, 2020, sold May 28,2021)
Indian Point Energy Center Unit 3 (nuclear) (shut down April 30, 2021, sold May 28, 2021)
Indian Point Energy Center (nuclear) (sold May 28, 2021)

IRP IRS ISES 2 ISO LCPS LLS LPSC LTM MCPS MISO Moody’s MPSC MT MTEP Nelson 6 NDT NGO NOPA NOPS NOSS NRC NYSE OCAPS OCF OpCo OPEB Other O&M P&O Palisades PMR PPA PSC PUCT PVC RICE RFP ROE ROIC RS Cogen RSP S&P SEC SERI TCRF UPSA WACC WPEC
Integrated resource plan
Internal Revenue Service
Unit 2 of Independence Steam Electric Station (coal)
Independent system operator
Lake Charles Power Station (CCGT)
Light Louisiana Sweet crude
Louisiana Public Service Commission
Last twelve months
Montgomery County Power Station (CCGT)
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
Metric tons
MISO Transmission Expansion Plan
Unit 6 of Roy S. Nelson plant (coal)
Nuclear decommissioning trust
Non-governmental organization
IRS Notice of Proposed Adjustment
New Orleans Power Station
New Orleans Solar Station
U.S. Nuclear Regulatory Commission
New York Stock Exchange
Orange County Advanced Power Station
Net cash flow provided by operating activities
Utility operating company
Other post-employment benefits
Other non-fuel operation and maintenance expense
Parent & Other
Palisades Power Plant (nuclear)
Performance Management Rider
Power purchase agreement or purchased power agreement
Public service commission
Public Utility Commission of Texas
Polyvinyl chloride
Reciprocating internal combustion engine
Request for proposals
Return on equity
Return on invested capital
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Unit Power Sales Agreement
Weighted-average cost of capital
Washington Parish Energy Center

G: Other GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2, and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
(LTM $ in millions except where noted)		Second Quarter
		2021	2020
As-reported net income (loss) attributable to Entergy Corporation	(A)	1,238	1,230
Preferred dividends		18	18
Tax-effected interest expense		600	574
As-reported net income (loss) attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense	(B)	1,856	1,822

Adjustments	(C)	32	80
EWC preferred dividends and tax-effected interest expense included in adjustments		17	21

Total adjustments, excluding EWC preferred dividends and tax-effected interest expense (non-GAAP)	(D)	49	101

Adjusted earnings (non-GAAP)	(A-C)	1,206	1,150
Adjusted earnings, excluding preferred dividends and tax- effected interest expense (non-GAAP)	(B-D)	1,807	1,721

Average invested capital (average of beginning and ending balances)	(E)	34,375	34,375

Average common equity (average of beginning and ending balances)	(F)	10,657	10,657

As-reported ROIC	(B/E)	5.4%	5.9%
Adjusted ROIC (non-GAAP)	[(B-D)/E]	5.3%	5.6%
As-reported ROE	(A/F)	11.6%	12.2%
Adjusted ROE (non-GAAP)	[(A-C)/F]	11.3%	11.4%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures – Debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		Second Quarter
		2021	2020
Total debt	(A)	25,435	21,493
Less securitization debt	(B)	114	232
Total debt, excluding securitization debt	(C)	25,321	21,261
Less cash and cash equivalents	(D)	687	935
Net debt, excluding securitization debt	(E)	24,634	20,326

Commercial paper	(F)	866	1,946

Total capitalization	(G)	36,577	32,173
Less securitization debt	(B)	114	232
Total capitalization, excluding securitization debt	(H)	36,463	31,941
Less cash and cash equivalents	(D)	687	935
Net capital, excluding securitization debt	(I)	35,777	31,006

Debt to capital	(A/G)	69.5%	66.8%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	69.4%	66.6%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	68.9%	65.6%

Available revolver capacity	(J)	4,125	4,110

Storm escrows	(K)	72	373

Gross liquidity (non-GAAP)	(D+J)	4,812	5,045
Net liquidity (non-GAAP)	(D+J-F)	3,946	3,099
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	4,018	3,472

Entergy Corporation notes:
Due July 2022		650	650
Due September 2025		800	750
Due September 2026		750	600
Due June 2028		650	600
Due June 2030		600	-
Due June 2031		650	-
Due June 2050		600	-
Total Entergy Corporation notes	(L)	4,700	2,600
Revolver draw	(M)	150	160
Unamortized debt issuance costs and discounts	(N)	(52)	(32)
Total parent debt	(F+L+M+N)	5,664	4,675

Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	22.4%	22.0%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures – FFO to debt, excluding securitization debt; FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC

($ in millions except where noted)		Second Quarter
		2021	2020
Total debt	(A)	25,435	21,493
Less securitization debt	(B)	114	232
Total debt, excluding securitization debt	(C)	25,321	21,261

Net cash flow provided by operating activities, LTM	(D)	1,988	3,212

AFUDC – borrowed funds, LTM	(E)	(38)	(58)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(263)	(5)
Fuel inventory		9	(35)
Accounts payable		45	(92)
Taxes accrued		93	62
Interest accrued		3	5
Other working capital accounts		(166)	(15)
Securitization regulatory charges, LTM		119	123
Total	(F)	(159)	43

FFO, LTM (non-GAAP)	(G)=(D+E-F)	2,109	3,110

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	8.3%	14.6%

Estimated return of unprotected excess ADIT, LTM	(H)	83	189
Severance and retention payments associated with exit of EWC, LTM pre-tax	(I)	160	102

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC (non-GAAP)	[(G+H+I)/(C)]	9.3%	16.0%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
June 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$152,740	$4,361	$164	$157,265
Temporary cash investments	370,684	7,053	151,879	529,616
Total cash and cash equivalents	523,424	11,414	152,043	686,881
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	834,491	—	42,730	877,221
Allowance for doubtful accounts	(109,189)	—	—	(109,189)
Associated companies	10,884	(11,318)	434	—
Other	149,042	25	9,195	158,262
Accrued unbilled revenues	513,710	—	—	513,710
Total accounts receivable	1,398,938	(11,293)	52,359	1,440,004
Deferred fuel costs	152,230	—	—	152,230
Fuel inventory - at average cost	150,075	—	6,141	156,216
Materials and supplies - at average cost	972,707	—	17,381	990,088
Deferred nuclear refueling outage costs	132,153	—	41,212	173,365
Prepayments and other	201,890	(16,906)	10,938	195,922
TOTAL	3,531,417	(91,785)	355,074	3,794,706

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,434,245	(1,434,331)	22,041	21,955
Decommissioning trust funds	4,674,718	—	564,009	5,238,727
Non-utility property - at cost (less accumulated depreciation)	339,972	(13)	13,464	353,423
Other	119,032	7,430	8,349	134,811
TOTAL	6,567,967	(1,426,914)	607,863	5,748,916

PROPERTY, PLANT, AND EQUIPMENT

Electric	60,581,111	10,706	472,611	61,064,428
Natural gas	631,471	—	—	631,471
Construction work in progress	1,380,291	341	3,126	1,383,758
Nuclear fuel	515,053	—	34,113	549,166
TOTAL PROPERTY, PLANT, AND EQUIPMENT	63,107,926	11,047	509,850	63,628,823
Less - accumulated depreciation and amortization	23,791,856	4,987	400,570	24,197,413
PROPERTY, PLANT, AND EQUIPMENT - NET	39,316,070	6,060	109,280	39,431,410

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,982,773	—	—	5,982,773
Deferred fuel costs	240,688	—	—	240,688
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	57,564	60	3,125	60,749
Other	169,792	12,283	130,794	312,869
TOTAL	6,824,916	12,343	136,992	6,974,251

TOTAL ASSETS	$56,240,370	($1,500,296)	$1,209,209	$55,949,283

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
June 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$285,324	$—	$—	$285,324
Notes payable and commercial paper:
Other	—	866,245	—	866,245
Account payable:
Associated companies	21,644	(24,760)	3,116	—
Other	1,279,994	210	68,530	1,348,734
Customer deposits	390,306	—	—	390,306
Taxes accrued	383,407	12,973	(25,080)	371,300
Interest accrued	169,115	32,422	92	201,629
Deferred fuel costs	15,111	—	—	15,111
Pension and other postretirement liabilities	54,713	—	13,250	67,963
Current portion of unprotected excess accumulated deferred
income taxes	64,288	—	—	64,288
Other	171,834	583	21,223	193,640
TOTAL	2,835,736	887,673	81,131	3,804,540

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,376,081	(426,236)	(574,310)	4,375,535
Accumulated deferred investment tax credits	215,828	—	—	215,828
Regulatory liability for income taxes - net	1,435,112	—	—	1,435,112
Other regulatory liabilities	2,580,823	—	—	2,580,823
Decommissioning and retirement cost liabilities	3,975,473	—	659,827	4,635,300
Accumulated provisions	188,258	—	299	188,557
Pension and other postretirement liabilities	2,033,875	—	553,397	2,587,272
Long-term debt	19,275,356	4,797,610	139,000	24,211,966
Other	1,184,697	(441,732)	29,028	771,993
TOTAL	36,265,503	3,929,642	807,241	41,002,386

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 270,300,648 shares in 2021	2,323,748	(2,522,148)	201,103	2,703
Paid-in capital	4,426,403	1,123,892	1,011,381	6,561,676
Retained earnings	10,361,356	2,887	(519,694)	9,844,549
Accumulated other comprehensive loss	(82,537)	—	(396,202)	(478,739)
Less - treasury stock, at cost (69,347,286 shares in 2021)	120,000	4,922,242	—	5,042,242
TOTAL COMMON SHAREHOLDERS' EQUITY	16,908,970	(6,317,611)	296,588	10,887,947
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	16,943,970	(6,317,611)	296,588	10,922,947

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$56,240,370	($1,500,296)	$1,209,209	$55,949,283
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS
Cash and cash equivalents:
Cash	$85,219	$42,388	$1,244	$128,851
Temporary cash investments	1,440,796	13,648	175,804	1,630,248
Total cash and cash equivalents	1,526,015	56,036	177,048	1,759,099
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	781,272	—	52,206	833,478
Allowance for doubtful accounts	(117,794)	—	—	(117,794)
Associated companies	16,999	(19,008)	2,009	—
Other	109,725	—	25,483	135,208
Accrued unbilled revenues	434,835	—	—	434,835
Total accounts receivable	1,225,037	(19,008)	79,698	1,285,727
Deferred fuel costs	4,380	—	—	4,380
Fuel inventory - at average cost	167,117	—	5,817	172,934
Materials and supplies - at average cost	930,895	(2)	31,292	962,185
Deferred nuclear refueling outage costs	115,559	—	63,591	179,150
Prepayments and other	162,405	(16,306)	50,325	196,424
TOTAL	4,131,408	(54,280)	482,771	4,559,899

OTHER PROPERTY AND INVESTMENTS
Investment in affiliates	1,465,626	(1,465,712)	21,993	21,907
Decommissioning trust funds	4,283,831	—	2,969,384	7,253,215
Non-utility property - at cost (less accumulated depreciation)	329,700	(11)	13,639	343,328
Other	180,971	3,002	8,342	192,315
TOTAL	6,260,128	(1,462,721)	3,013,358	7,810,765

PROPERTY, PLANT, AND EQUIPMENT
Electric	58,711,665	10,705	974,073	59,696,443
Natural gas	610,768	—	—	610,768
Construction work in progress	2,006,905	261	4,864	2,012,030
Nuclear fuel	548,178	—	53,103	601,281
TOTAL PROPERTY, PLANT, AND EQUIPMENT	61,877,516	10,966	1,032,040	62,920,522
Less - accumulated depreciation and amortization	23,204,219	4,006	859,520	24,067,745
PROPERTY, PLANT, AND EQUIPMENT - NET	38,673,297	6,960	172,520	38,852,777

DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
Other regulatory assets	6,076,549	—	—	6,076,549
Deferred fuel costs	240,422	—	—	240,422
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	72,599	373	3,317	76,289
Other	111,651	8,349	125,339	245,339
TOTAL	6,875,320	8,722	131,729	7,015,771

TOTAL ASSETS	$55,940,153	($1,501,319)	$3,800,378	$58,239,212

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$1,025,015	$—	$139,000	$1,164,015
Notes payable and commercial paper:
Other	—	1,627,489	—	1,627,489
Account payable:
Associated companies	32,247	(42,703)	10,456	—
Other	2,541,702	706	197,029	2,739,437
Customer deposits	401,512	—	—	401,512
Taxes accrued	420,510	(9,028)	29,529	441,011
Interest accrued	177,557	23,708	526	201,791
Deferred fuel costs	153,113	—	—	153,113
Pension and other postretirement liabilities	48,757	—	13,058	61,815
Current portion of unprotected excess accumulated
deferred income taxes	63,683	—	—	63,683
Other	182,095	1,892	22,653	206,640
TOTAL	5,046,191	1,602,064	412,251	7,060,506

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,188,989	(179,493)	(647,724)	4,361,772
Accumulated deferred investment tax credits	212,494	—	—	212,494
Regulatory liability for income taxes - net	1,521,757	—	—	1,521,757
Other regulatory liabilities	2,323,851	—	—	2,323,851
Decommissioning and retirement cost liabilities	3,877,971	—	2,591,481	6,469,452
Accumulated provisions	242,511	—	324	242,835
Pension and other postretirement liabilities	2,224,025	—	628,988	2,853,013
Long-term debt	17,679,206	3,526,555	—	21,205,761
Other	1,200,370	(448,834)	55,683	807,219
TOTAL	34,471,174	2,898,228	2,628,752	39,998,154

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Common stock, $.01 par value, authorized 500,000,000
shares; issued 270,035,180 shares in 2020	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	4,722,954	651,574	1,175,395	6,549,923
Retained earnings	9,705,837	473,422	(282,077)	9,897,182
Accumulated other comprehensive income (loss)	(89,912)	—	(359,295)	(449,207)
Less - treasury stock, at cost (69,790,346 shares in 2020)	120,000	4,954,456	—	5,074,456
TOTAL COMMON SHAREHOLDERS' EQUITY	16,192,627	(6,001,611)	735,126	10,926,142
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	16,227,627	(6,001,611)	735,126	10,961,142

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$55,940,153	($1,501,319)	$3,800,378	$58,239,212

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,641,387	($12)	$—	$2,641,375
Natural gas	31,998	—	—	31,998
Competitive businesses	—	41	148,656	148,697
Total	2,673,385	29	148,656	2,822,070

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	608,663	(1)	17,402	626,064
Purchased power	234,643	1	17,727	252,371
Nuclear refueling outage expenses	32,520	—	11,180	43,700
Other operation and maintenance	691,298	6,498	83,322	781,118
Asset write-offs, impairments, and related charges	—	—	342,092	342,092
Decommissioning	46,256	—	39,943	86,199
Taxes other than income taxes	149,633	258	6,020	155,911
Depreciation and amortization	406,680	650	14,215	421,545
Other regulatory charges (credits) - net	(55,138)	—	—	(55,138)
Total	2,114,555	7,406	531,901	2,653,862

OPERATING INCOME	558,830	(7,377)	(383,245)	168,208

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	16,873	—	—	16,873
Interest and investment income	54,517	(32,738)	49,550	71,329
Miscellaneous - net	(52,279)	(1,829)	(8,736)	(62,844)
Total	19,111	(34,567)	40,814	25,358

INTEREST EXPENSE
Interest expense	183,609	32,818	3,913	220,340
Allowance for borrowed funds used during construction	(6,964)	—	—	(6,964)
Total	176,645	32,818	3,913	213,376

INCOME BEFORE INCOME TAXES	401,296	(74,762)	(346,344)	(19,810)

Income taxes	71,360	(18,080)	(71,696)	(18,416)

CONSOLIDATED NET INCOME (LOSS)	329,936	(56,682)	(274,648)	(1,394)

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$325,903	($56,682)	($275,195)	($5,974)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$1.62	($0.28)	($1.37)	($0.03)
DILUTED	$1.62	($0.28)	($1.37)	($0.03)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,775,395
DILUTED				200,775,395
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,190,566	($9)	$—	$2,190,557
Natural gas	22,495	—	—	22,495
Competitive businesses	—	27	199,709	199,736
Total	2,213,061	18	199,709	2,412,788

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	323,980	(1)	17,026	341,005
Purchased power	202,128	1	9,832	211,961
Nuclear refueling outage expenses	32,871	—	12,023	44,894
Other operation and maintenance	589,085	6,862	140,314	736,261
Asset write-offs, impairments and related charges	—	—	6,775	6,775
Decommissioning	43,963	—	51,450	95,413
Taxes other than income taxes	143,979	301	14,366	158,646
Depreciation and amortization	377,776	738	25,255	403,769
Other regulatory charges (credits) - net	(25,247)	—	—	(25,247)
Total	1,688,535	7,901	277,041	1,973,477

OPERATING INCOME	524,526	(7,883)	(77,332)	439,311

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	28,370	—	—	28,370
Interest and investment income (loss)	114,625	(36,496)	206,694	284,823
Miscellaneous - net	(78,349)	(2,276)	(12,995)	(93,620)
Total	64,646	(38,772)	193,699	219,573

INTEREST EXPENSE
Interest expense	178,703	31,374	6,722	216,799
Allowance for borrowed funds used during construction	(12,143)	—	—	(12,143)
Total	166,560	31,374	6,722	204,656

INCOME BEFORE INCOME TAXES	422,612	(78,029)	109,645	454,228

Income taxes	73,710	(9,062)	24,467	89,115

CONSOLIDATED NET INCOME	348,902	(68,967)	85,178	365,113

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$344,869	($68,967)	$84,631	$360,533

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.72	($0.34)	$0.42	$1.80
DILUTED	$1.71	($0.34)	$0.42	$1.79

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,178,010
DILUTED				200,886,749
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$5,179,834	($40)	$—	$5,179,794
Natural gas	90,166	—	—	90,166
Competitive businesses	—	73	396,874	396,947
Total	5,270,000	33	396,874	5,666,907

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,088,509	(21)	38,743	1,127,231
Purchased power	596,524	21	35,560	632,105
Nuclear refueling outage expenses	65,167	—	22,271	87,438
Other operation and maintenance	1,293,606	12,034	182,264	1,487,904
Asset write-offs, impairments, and related charges	—	—	345,365	345,365
Decommissioning	91,920	—	92,921	184,841
Taxes other than income taxes	299,569	588	12,456	312,613
Depreciation and amortization	807,781	1,303	26,980	836,064
Other regulatory charges (credits) - net	(22,859)	—	—	(22,859)
Total	4,220,217	13,925	756,560	4,990,702

OPERATING INCOME	1,049,783	(13,892)	(359,686)	676,205

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	31,449	—	—	31,449
Interest and investment income	182,630	(65,469)	97,484	214,645
Miscellaneous - net	(97,797)	(3,761)	(22,215)	(123,773)
Total	116,282	(69,230)	75,269	122,321

INTEREST EXPENSE
Interest expense	357,411	60,571	8,244	426,226
Allowance for borrowed funds used during construction	(12,976)	—	—	(12,976)
Total	344,435	60,571	8,244	413,250

INCOME BEFORE INCOME TAXES	821,630	(143,693)	(292,661)	385,276

Income taxes	131,094	(27,433)	(56,135)	47,526

CONSOLIDATED NET INCOME	690,536	(116,260)	(236,526)	337,750

Preferred dividend requirements of subsidiaries	8,066	—	1,093	9,159

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$682,470	($116,260)	($237,619)	$328,591

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.40	($0.58)	($1.18)	$1.64
DILUTED	$3.39	($0.58)	($1.18)	$1.63

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,651,162
DILUTED				201,352,830
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$4,241,219	($23)	$—	$4,241,196
Natural gas	66,471	—	—	66,471
Competitive businesses	—	42	532,258	532,300
Total	4,307,690	19	532,258	4,839,967

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	701,146	(11)	37,273	738,408
Purchased power	408,041	11	20,523	428,575
Nuclear refueling outage expenses	71,021	—	24,091	95,112
Other operation and maintenance	1,154,805	12,234	271,306	1,438,345
Asset write-offs, impairments and related charges	—	—	11,870	11,870
Decommissioning	87,363	—	101,734	189,097
Taxes other than income taxes	294,170	326	34,444	328,940
Depreciation and amortization	741,825	1,486	60,167	803,478
Other regulatory charges (credits) - net	(32,925)	—	—	(32,925)
Total	3,425,446	14,046	561,408	4,000,900

OPERATING INCOME	882,244	(14,027)	(29,150)	839,067

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	64,324	—	—	64,324
Interest and investment income (loss)	108,493	(75,371)	34,847	67,969
Miscellaneous - net	(41,047)	(4,322)	(24,863)	(70,232)
Total	131,770	(79,693)	9,984	62,061

INTEREST EXPENSE
Interest expense	348,089	62,141	12,158	422,388
Allowance for borrowed funds used during construction	(27,587)	—	—	(27,587)
Total	320,502	62,141	12,158	394,801

INCOME BEFORE INCOME TAXES	693,512	(155,861)	(31,324)	506,327

Income taxes	20,761	3,233	(6,073)	17,921

CONSOLIDATED NET INCOME	672,751	(159,094)	(25,251)	488,406

Preferred dividend requirements of subsidiaries	8,066	—	1,093	9,159

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$664,685	($159,094)	($26,344)	$479,247

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.33	($0.80)	($0.13)	$2.40
DILUTED	$3.31	($0.79)	($0.13)	$2.39

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				199,984,013
DILUTED				200,891,134
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,985,320	($79)	$—	$9,985,241
Natural gas	147,704	—	—	147,704
Competitive businesses	—	146	807,486	807,632
Total	10,133,024	67	807,486	10,940,577

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,884,446	(35)	68,784	1,953,195
Purchased power	1,025,172	35	82,591	1,107,798
Nuclear refueling outage expenses	132,925	—	43,558	176,483
Other operation and maintenance	2,616,822	24,704	410,659	3,052,185
Asset write-offs, impairments and related charges	—	—	360,117	360,117
Decommissioning	181,497	—	196,108	377,605
Taxes other than income taxes	603,954	1,234	31,325	636,513
Depreciation and amortization	1,574,154	2,652	68,866	1,645,672
Other regulatory charges (credits) - net	24,675	—	—	24,675
Total	8,043,645	28,590	1,262,008	9,334,243

OPERATING INCOME	2,089,379	(28,523)	(454,522)	1,606,334

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	86,556	—	—	86,556
Interest and investment income	373,142	(130,479)	296,830	539,493
Miscellaneous - net	(214,132)	(7,090)	(42,953)	(264,175)
Total	245,566	(137,569)	253,877	361,874

INTEREST EXPENSE
Interest expense	710,491	112,810	18,518	841,819
Allowance for borrowed funds used during construction	(37,707)	—	—	(37,707)
Total	672,784	112,810	18,518	804,112

INCOME BEFORE INCOME TAXES	1,662,161	(278,902)	(219,163)	1,164,096

Income taxes	(171,978)	25,202	54,875	(91,901)

CONSOLIDATED NET INCOME	1,834,139	(304,104)	(274,038)	1,255,997

Preferred dividend requirements of subsidiaries	16,131	—	2,188	18,319

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,818,008	($304,104)	($276,226)	$1,237,678

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$9.07	($1.52)	($1.38)	$6.17
DILUTED	$9.03	($1.51)	($1.37)	$6.15

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,438,115
DILUTED				201,339,520
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,204,480	($54)	$—	$9,204,426
Natural gas	134,778	—	—	134,778
Competitive businesses	—	62	1,103,582	1,103,644
Total	9,339,258	8	1,103,582	10,442,848

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,737,882	(40)	84,551	1,822,393
Purchased power	887,784	40	48,243	936,067
Nuclear refueling outage expenses	150,093	—	48,543	198,636
Other operation and maintenance	2,481,430	31,788	572,587	3,085,805
Asset write-offs, impairments and related charges	—	—	211,500	211,500
Decommissioning	172,503	—	210,649	383,152
Taxes other than income taxes	588,493	432	61,777	650,702
Depreciation and amortization	1,427,305	3,026	132,393	1,562,724
Other regulatory charges (credits) - net	(15,667)	—	—	(15,667)
Total	7,429,823	35,246	1,370,243	8,835,312

OPERATING INCOME	1,909,435	(35,238)	(266,661)	1,607,536

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	133,912	—	—	133,912
Interest and investment income	251,710	(152,642)	192,446	291,514
Miscellaneous - net	(112,609)	(25,328)	(74,305)	(212,242)
Total	273,013	(177,970)	118,141	213,184

INTEREST EXPENSE
Interest expense	680,429	123,695	23,542	827,666
Allowance for borrowed funds used during construction	(58,284)	—	—	(58,284)
Total	622,145	123,695	23,542	769,382

INCOME BEFORE INCOME TAXES	1,560,303	(336,903)	(172,062)	1,051,338

Income taxes	30,809	(2,956)	(223,985)	(196,132)

CONSOLIDATED NET INCOME	1,529,494	(333,947)	51,923	1,247,470

Preferred dividend requirements of subsidiaries	15,771	—	2,187	17,958

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,513,723	($333,947)	$49,736	$1,229,512

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.59	($1.68)	$0.25	$6.16
DILUTED	$7.54	($1.67)	$0.25	$6.12

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				199,500,159
DILUTED				200,739,649
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended June 30, 2021 vs. 2020
(Dollars in thousands)
(Unaudited)
	2021	2020	Variance

OPERATING ACTIVITIES
Consolidated net income	($1,394)	$365,113	($366,507)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	569,723	562,616	7,107
Deferred income taxes, investment tax credits, and non-current taxes accrued	(125,157)	99,737	(224,894)
Asset write-offs, impairments and related charges	342,061	6,773	335,288
Changes in working capital:
Receivables	(101,587)	(101,347)	(240)
Fuel inventory	(10,160)	(4,508)	(5,652)
Accounts payable	44,237	88,673	(44,436)
Taxes accrued	161,471	88,710	72,761
Interest accrued	3,616	8,979	(5,363)
Deferred fuel costs	66,983	2,738	64,245
Other working capital accounts	(43,192)	(42,185)	(1,007)
Changes in provisions for estimated losses	6,645	(2,139)	8,784
Changes in other regulatory assets	3,866	(24,665)	28,531
Changes in other regulatory liabilities	185,396	286,747	(101,351)
Changes in pension and other postretirement liabilities	(92,860)	(64,153)	(28,707)
Other	(213,536)	(481,842)	268,306
Net cash flow provided by operating activities	796,112	789,247	6,865
INVESTING ACTIVITIES
Construction/capital expenditures	(1,331,273)	(1,141,686)	(189,587)
Allowance for equity funds used during construction	16,872	28,371	(11,499)
Nuclear fuel purchases	(25,942)	(28,258)	2,316
Payment for purchase of assets	(36,534)	—	(36,534)
Net proceeds from sale of assets	22,421	—	22,421
Changes in securitization account	10,989	12,595	(1,606)
Payments to storm reserve escrow account	(7)	(408)	401
Increase in other investments	(1,768)	(3)	(1,765)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	5,090	(5,090)
Proceeds from nuclear decommissioning trust fund sales	611,972	562,061	49,911
Investment in nuclear decommissioning trust funds	(579,683)	(590,468)	10,785
Net cash flow used in investing activities	(1,312,953)	(1,152,706)	(160,247)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,332,088	2,005,665	(673,577)
Treasury stock	3,060	1,789	1,271
Common stock	26,817	—	26,817
Retirement of long-term debt	(1,554,394)	(1,978,341)	423,947
Changes in credit borrowings and commercial paper - net	(161,384)	4,403	(165,787)
Other	10,087	(7,692)	17,779
Dividends paid:
Common stock	(190,629)	(186,151)	(4,478)
Preferred stock	(4,579)	(4,579)	—
Net cash flow used in financing activities	(538,934)	(164,906)	(374,028)
Net decrease in cash and cash equivalents	(1,055,775)	(528,365)	(527,410)
Cash and cash equivalents at beginning of period	1,742,656	1,463,833	278,823
Cash and cash equivalents at end of period	$686,881	$935,468	($248,587)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$225,850	$201,782	$24,068
Income taxes	$18,473	$13,056	$5,417

Entergy Corporation
Consolidated Cash Flow Statement
Six Months Ended June 30, 2021 vs. 2020
(Dollars in thousands)
(Unaudited)
	2021	2020	Variance

OPERATING ACTIVITIES
Consolidated net income	$337,750	$488,406	($150,656)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,150,294	1,131,212	19,082
Deferred income taxes, investment tax credits, and non-current taxes accrued	115,274	68,332	46,942
Asset write-offs, impairments and related charges	345,339	11,735	333,604
Changes in working capital:
Receivables	(154,277)	(30,990)	(123,287)
Fuel inventory	16,718	(19,897)	36,615
Accounts payable	(131,414)	(39,054)	(92,360)
Taxes accrued	(69,711)	44,469	(114,180)
Interest accrued	(162)	4,188	(4,350)
Deferred fuel costs	(286,116)	33,298	(319,414)
Other working capital accounts	(86,774)	(63,943)	(22,831)
Changes in provisions for estimated losses	(54,278)	(37,968)	(16,310)
Changes in other regulatory assets	93,776	74,610	19,166
Changes in other regulatory liabilities	170,932	(164,158)	335,090
Changes in pension and other postretirement liabilities	(259,593)	(177,224)	(82,369)
Other	(441,211)	125,291	(566,502)
Net cash flow provided by operating activities	746,547	1,448,307	(701,760)
INVESTING ACTIVITIES
Construction/capital expenditures	(2,883,376)	(2,185,294)	(698,082)
Allowance for equity funds used during construction	31,449	64,324	(32,875)
Nuclear fuel purchases	(73,858)	(113,592)	39,734
Payment for purchase of assets	(36,534)	(24,633)	(11,901)
Net proceeds from sale of assets	22,421	—	22,421
Changes in securitization account	9,685	12,525	(2,840)
Payments to storm reserve escrow account	(17)	(1,965)	1,948
Receipts from storm reserve escrow account	44,205	40,589	3,616
Decrease in other investments	10,753	2,262	8,491
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	15,735	67,252	(51,517)
Proceeds from nuclear decommissioning trust fund sales	3,837,482	1,249,548	2,587,934
Investment in nuclear decommissioning trust funds	(3,804,170)	(1,309,209)	(2,494,961)
Net cash flow used in investing activities	(2,826,225)	(2,198,193)	(628,032)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	5,008,330	5,201,010	(192,680)
Treasury stock	4,039	41,753	(37,714)
Common stock	26,817	—	26,817
Retirement of long-term debt	(2,900,566)	(3,592,919)	692,353
Changes in credit borrowings and commercial paper - net	(761,244)	(508)	(760,736)
Other	20,467	(8,448)	28,915
Dividends paid:
Common stock	(381,224)	(371,914)	(9,310)
Preferred stock	(9,159)	(9,342)	183
Net cash flow used in financing activities	1,007,460	1,259,632	(252,172)
Net increase (decrease) in cash and cash equivalents	(1,072,218)	509,746	(1,581,964)
Cash and cash equivalents at beginning of period	1,759,099	425,722	1,333,377
Cash and cash equivalents at end of period	$686,881	$935,468	($248,587)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$428,301	$405,248	$23,053
Income taxes	$27,488	($10,007)	$37,495

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2021 vs. 2020
(Dollars in thousands)
(Unaudited)
	2021	2020	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,255,998	$1,247,470	$8,528
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,276,832	2,244,718	32,114
Deferred income taxes, investment tax credits, and non-current taxes accrued	(84,172)	36,533	(120,705)
Asset write-offs, impairments and related charges	359,984	211,729	148,255
Changes in working capital:
Receivables	(262,583)	(4,958)	(257,625)
Fuel inventory	9,157	(34,724)	43,881
Accounts payable	45,097	(92,120)	137,217
Taxes accrued	93,376	61,871	31,505
Interest accrued	3,312	5,269	(1,957)
Deferred fuel costs	(368,898)	173,648	(542,546)
Other working capital accounts	(166,282)	(15,269)	(151,013)
Changes in provisions for estimated losses	(307,503)	(22,773)	(284,730)
Changes in other regulatory assets	(765,328)	(335,013)	(430,315)
Changes in other regulatory liabilities	573,759	(286,821)	860,580
Changes in pension and other postretirement liabilities	(31,990)	75,933	(107,923)
Other	(642,653)	(53,649)	(589,004)
Net cash flow provided by operating activities	1,988,106	3,211,844	(1,223,738)
INVESTING ACTIVITIES
Construction/capital expenditures	(5,392,158)	(4,287,441)	(1,104,717)
Allowance for equity funds used during construction	86,555	133,579	(47,024)
Nuclear fuel purchases	(175,930)	(187,435)	11,505
Payment for purchase of plant or assets	(259,022)	(349,906)	90,884
Net proceeds from sale of assets	22,421	28,932	(6,511)
Changes in securitization account	2,259	3,789	(1,530)
Payments to storm reserve escrow account	(325)	(5,380)	5,055
Receipts from storm reserve escrow account	301,204	40,589	260,615
Increase in other investments	(4,264)	(18,492)	14,228
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	21,194	69,621	(48,427)
Proceeds from nuclear decommissioning trust fund sales	5,695,746	2,882,984	2,812,762
Investment in nuclear decommissioning trust funds	(5,698,018)	(2,994,274)	(2,703,744)
Net cash flow used in investing activities	(5,400,338)	(4,683,434)	(716,904)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	12,426,521	9,113,859	3,312,662
Preferred stock of subsidiary	—	33,188	(33,188)
Treasury stock	4,886	77,818	(72,932)
Common stock	26,817	—	26,817
Retirement of long-term debt	(7,460,025)	(6,997,804)	(462,221)
Changes in credit borrowings and commercial paper - net	(1,079,974)	310,758	(1,390,732)
Other	21,391	(11,074)	32,465
Dividends paid:
Common stock	(757,652)	(738,035)	(19,617)
Preferred stock	(18,319)	(17,561)	(758)
Net cash flow provided by financing activities	3,163,645	1,771,149	1,392,496
Net increase (decrease) in cash and cash equivalents	(248,587)	299,559	(548,146)
Cash and cash equivalents at beginning of period	935,468	635,909	299,559
Cash and cash equivalents at end of period	$686,881	$935,468	($248,587)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$826,976	$794,891	$32,085
Income taxes	$6,267	($43,475)	$49,742